                         [BRYAN CAVE LLP LETTERHEAD]


                                                                  EXHIBIT 5.1


                                 August 12, 1998


Board of Directors
DTI Holdings, Inc.
11111 Dorsett Road
St. Louis, Missouri  63043

Gentlemen:

                  We are acting as special counsel for DTI Holdings, Inc., a Missouri corporation (the "Company"), in connection with various legal matters relating to the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an offer to exchange (the "Exchange Offer") $1,000 principal amount of the Company's 12 1/2% Series B Senior Discount Notes due 2008 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 12 1/2% Senior Discount Notes due 2008 (the "Private Notes"), of which $506,000,000 aggregate principal amount is outstanding on the date hereof. The Exchange Notes are to be issued pursuant to an Indenture, dated as of February 23, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee, which is filed as an exhibit to the Registration Statement.

                  In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Indenture, the Notes Registration Rights Agreement, dated as of February 23, 1998, between the Company and the Initial Purchasers named therein, the Restated Articles of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

                  We express no opinion as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the opinion that:

         (1) The Company is a corporation validly existing in good standing under the laws of the State of Missouri; and

DTI Holdings, Inc.
August 12, 1998
Page 2


         (2)  When,

                (i) the Registration Statement, including any amendments thereto, shall have become effective under the Act;

               (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

              (iii) the Exchange Notes shall have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Private Notes;

              then the Exchange Notes will be valid and binding obligations of the Company.


In addition, based on the assumptions and subject to the qualifications set forth therein, our opinion as to the material tax consequences of the Exchange Offer is set forth in the Prospectus under the caption "United States Federal Income Tax Considerations" and we hereby confirm such opinion as set forth therein. Such opinion is limited to the material United States federal income tax consequences of the Exchange Offer, and it does not purport to discuss all possible federal income tax consequences or any state, local or foreign tax consequences, of the exchange of the Private Notes.


              In rendering the opinion expressed in the immediately preceding paragraph, we have considered the applicable provisions of the Internal
Revenue Code, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. We have also assumed that the Registration Statement reflects all of the material facts, and our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all such facts, information, covenants, statements and representations through and as of the effective date of the Exchange Offer. Any variation or difference in the facts referred to, set forth or assumed herein or in the Registration Statement or in any of the authorities upon which our opinion is based could affect our opinion.

              This opinion is not rendered with respect to any laws other than the laws of the State of New York, the general corporate laws of the State of Missouri and the federal laws of the United States.

              We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement (ii) the description of our opinion under the caption "United States Federal Income Tax Considerations" and (iii) the reference to our firm in the Prospectus summary and under the captions "United States Federal Income Tax Considerations" and "Legal Matters" in the Prospectus included as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

DTI Holdings
August 12, 1998
Page 3


                              Very truly yours,

                              /s/ Bryan Cave LLP

                                Bryan Cave LLP